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                            AMENDMENT TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT
                      ------------------------------------

         This Amendment to Loan and Security Agreement ("Amendment") is made as of the 18th day of May, 1999 by and among First Union National Bank, a national banking Association in its capacity as agent ("Agent") and as Lender, and the financial institutions listed on Schedule A attached hereto and made part hereof, in their capacity as lenders (singly, each as a "Lender" and collectively, all are "Lenders") and Fidelity Leasing, Inc. and JLA Credit Corporation (collectively, the "Borrowers"), Resource America, Inc., Resource Leasing, Inc., FL Partnership Management, Inc. and FL Financial Services, Inc. (singly, each is a "Guarantor"and collectively, all are "Guarantors").

                                   BACKGROUND
                                   ----------

A. Borrowers, Agent and Lenders are parties to a certain Amended and Restated Loan and Security Agreement dated September 30, 1998 (as modified and amended from time to time, the "Loan Agreement") pursuant to which Borrowers established certain financing arrangements with Agent and Lenders. The Loan Agreement and all instruments, documents and agreements executed in connection therewith or related thereto are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have requested and Agent and Lenders have consented to certain amendment to the Loan Agreement subject to the terms and conditions hereof.

C. All obligations of Borrowers to Agent and Lenders under the Existing Loan Documents shall continue to be guaranteed by Guarantors, on a joint and several basis.

   NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof, and intending to be legally bound, the parties agree as follows:

   1. Eligible Leases. The Loan Agreement is hereby amended by deleting the definition of "Eligible Lease(s)" contained in Section 1.1 of the Loan Agreement and replacing it with the following:

         "Eligible Lease(s) - Each Lease which meets all of the following specifications: (1) is not subject to any Lien, security interest or prior assignment other than Agent's security interest for the benefit of Lenders and the rights of the Lessee's thereunder; (2) is a valid enforceable Lease, representing the undisputed obligation of the Lessee, with rentals due thereunder not more than sixty-one (61) days contractually past due; (3) is not subject to any defense, setoff, counterclaim, deduction, allowance or adjustment; (4) unless otherwise agreed to in writing by Agent, provides for the lease of Leased Property with an aggregate invoice price of less than $1,500,000; (5) provides for the lease of Leased Property which has not been returned, rejected, lost or damaged; (6) arose in the ordinary course of Borrowers' business; (7) Borrowers have not received notice of bankruptcy, receivership, reorganization, insolvency or material

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         adverse change in the financial condition of the Lessee; (8) the Lessee has not a Subsidiary or Affiliate of Borrowers; (9) is not Defaulted Lease and complies with all general warranties set forth in Section
         5.17 hereof; (10) does not have an initial stated term in excess of seventy-two (72) months, provided, however, that lease(s) with an initial stated term of up to ninety-six (96) months may be considered Eligible Leases so long as the aggregate Lease Receivable(s) of all such Lease(s) shall, at no time, exceed Five Million Dollars ($5,000,000); (11) has not, in the case of Revolving Credit Loans, been pledged to Agent and/or Lenders for a period of more than twelve (12) months; (12) contains a provision whereby the Lessee agrees not to assert any claim or reduction, counterclaim, setoff, recoupment, or any other claim, allowance or adjustment against any assignee of Borrowers;
         (13) is a Lease with a Lease Receivable, which together with all other Lease Receivables owed by the same Lessee does not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in the aggregate;
         (14) Borrowers are in possession of the Lessee's original signatures pages to the Lease or are in possession of a Facsimile Lease, and (15) the Lessee's chief executive office and the Leased Property under such Lease is located in the continental United States."

2. Equipment Cost. The Loan Agreement is hereby amended by adding the following definition of "Equipment Cost" to Section 1.1 of the Loan Agreement:

         ""Equipment Cost" - The price set forth on the manufacturer's and/or vendor's invoice for the Equipment corresponding to the Lease excluding any and all (a) associated soft costs, (b) in-house costs or expenses incurred for delivery and installation of the Equipment and (c) commissions and sales fees."

3. Leases and Leased Property. The Loan Agreement is hereby amended by deleting
Section 5.17(p) and replacing it with the following:

         "(p) For each Lease, with an Equipment Cost in excess of $25,000, Borrowers have either (i) listed Agent for the benefit of Lenders, as assignee on a UCC-1 Financing Statement so filed, or (ii) after Borrowers have received acknowledgment copies of the UCC-1s, deliver to Agent executed UCC-3 Financing Statements naming Agent for the benefit of Lenders as assignee of Borrowers' security interest. Agent agrees not to file the UCC-3 Financing Statements until such time as an Event of Default or Unmatured Event of Default occurs under this Agreement, and Agent will return such UCC-3 Financing Statements to Borrowers if such Leases are ultimately sold or refinanced on a permanent basis with another lender;"

4. Financial Covenants. The Loan Agreement is hereby amended by deleting Section
6.8 of the Loan Agreement and replacing it with the following:

         "6.8 Financial Covenants. Borrowers shall maintain and comply with the following financial covenants as reflected on and computed from their Financial Statements:


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         (a) Adjusted Debt to Tangible Net Worth Ratio: Borrowers shall have and maintain at all times an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter during each fiscal year, of not more than 5.50 to 1.

         (b) Tangible Net Worth: Borrowers shall have and maintain a Tangible Net Worth of not less than Twenty Five Million Dollars ($25,000,000) as of March 31, 1999. As of the last day of each fiscal quarter thereafter, Borrowers shall have a Tangible Net Worth of not less than the amount required hereby for the immediately preceding fiscal quarter plus an amount equal to seventy-five percent (75%) of Borrower's Net Income for the immediately proceeding fiscal quarter (for the purposes of such step up, Net Income shall never be less than zero). The amount of Tangible Net Worth required to be maintained by Borrowers pursuant to this Section 6.8(b) shall be adjusted upon receipt by Borrowers of the net proceeds of any capital contribution by an amount to be agreed upon by Borrowers and Agent.

         (c) Fixed Charge Coverage Ratio: Borrowers shall have and maintain as of the end of each fiscal quarter, based on financial information for the twelve (12) month period ending as of the end of such fiscal quarter, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.25 to 1."

5. Representations and Warranties. Each Borrower and each Guarantor represents and warrants to Agent and Lenders that:

                  (a) All warranties and representations made to Agent and Lenders under the Existing Loan Documents are true and correct as of the date hereof.

                  (b) The execution and delivery by each Borrower and each Guarantor of this Amendment and the performance by each of them of the transactions herein contemplated (i) are and will be within such Borrower's and such Guarantor's corporate powers, (ii) have been authorized by all necessary corporate action and (iii) are not and will not be in contravention of any law, any order of any court or other agency of government, or any other indenture, agreement or undertaking to which either Borrower or any Guarantor is a party or by which the property of either Borrower or any Guarantor is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the properties of either Borrower or any Guarantor.

                  (c) This Amendment and all allonges, assignments, instruments, documents, and agreements executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.


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                  (d) No Unmatured Event of Default or Event of Default has
occurred under any of the Existing Loan Documents.

6. Collateral. As security for the timely payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Existing Loan Documents, Existing Borrower reconfirms the prior security interest and lien on, in, upon and to the Collateral, including, without limitation, all of the following of each Borrower whether now owned or hereafter acquired, created or arising and wherever located: Leases and Leased Property, Books and Records and all cash and non-cash proceeds, thereof, including insurance proceeds.

7. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent's counsel):

                  (a) Execution and delivery to Agent of this Amendment; and

                  (b) Execution and delivery of all other documents, agreement and instruments required by Agent in connection herewith.

8. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9. Collateral. Borrowers each hereby confirm and agree that all security interests and Liens granted to Agent for the benefit of Lenders continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent's existing security interest in and Liens upon the Collateral.

10. Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that each remains jointly and severally liable, as surety, for all Obligations pursuant to the terms and conditions of that certain Surety Agreement dated as of September 30, 1998.

11. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Counterparts by facsimile shall bind the parties hereto.

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13. Waiver of Jury Trial. EACH BORROWER, AGENT, EACH LENDER AND EACH GUARANTOR
HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS DESCRIBED HEREIN.



















                          SIGNATURES ON FOLLOWING PAGES


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         IN WITNESS WHEREOF, the parties have executed this Amendment to Loan and Security Agreement the day and year first above written.

BORROWERS:                                  FIDELITY LEASING, INC.

                                            By:
                                            Name:
                                            Title:


                                            JLA CREDIT CORPORATION

                                            By:
                                            Name:
                                            Title:


GUARANTORS:                                 RESOURCE AMERICA, INC.

                                            By:
                                            Name:
                                            Title:


                                            RESOURCE LEASING, INC.

                                            By:
                                            Name:
                                            Title:


                                            FL PARTNERSHIP MANAGEMENT, INC.

                                            By:
                                            Name:
                                            Title:


                                            FL FINANCIAL SERVICES, INC.

                                            By:
                                            Name:
                                            Title:

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AGENT:                                      FIRST UNION NATIONAL BANK

                                            By:
                                            Name:
                                            Title:


LENDERS:                                    FIRST UNION NATIONAL BANK

                                            By:
                                            Name:
                                            Title:


                                            EUROPEAN AMERICAN BANK

                                            By:
                                            Name:
                                            Title:


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                                   SCHEDULE A

                  Lender                                      Amount
                  ------                                      ------

                  First Union National Bank                   $12,500,000

                  European American Bank                      $7,500,000